Exhibit 10.23

RESTRICTIVE COVENANT AGREEMENT

among

GASLOG LTD.,

PETER G. LIVANOS

and

BLENHEIM HOLDINGS LTD.

THIS RESTRICTIVE COVENANT AGREEMENT (this “Agreement”) is made on [ ], 2012,

                    BY AND BETWEEN:

                    (1) GASLOG LTD., a Bermuda exempted company (the “Company”);

                    (2) PETER G. LIVANOS, in his individual capacity (“P. Livanos”); and

                    (3) BLENHEIM HOLDINGS LTD., a Bermuda exempted company (“Blenheim” and, together with P. Livanos, the “Livanos Entities”).

                    WHEREAS, the initial public offering of the Company’s Common Shares (as defined below) will involve the sale of an ownership interest in the Company’s business and its goodwill, and the Company wishes to protect such goodwill in order to maximize the proceeds of the sale of its Common Shares in the offering; and

                    WHEREAS, the parties hereto agree and acknowledge that the Company’s goodwill can only be protected by the Livanos Entities entering into the covenants set forth below, and that the Livanos Entities will directly and/or indirectly benefit from the Common Shares being priced and/or sold to reflect such goodwill;

                    NOW, THEREFORE, in consideration of the terms and conditions set forth below and other good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged), the parties hereto agree as follows:

ARTICLE I

INTERPRETATION

SECTION 1.1. In this Agreement, unless the context otherwise requires:

(a) “Agreement” shall have the meaning set forth in the preamble.

(b) “Blenheim” shall have the meaning set forth in the preamble.

(c) “Board of Directors” means the board of directors of the Company as the same may be constituted from time to time.

(d) “Change in Control” means the Livanos Entities cease to beneficially own, in the aggregate, at least 38% of the issued and outstanding share capital of the Company.

(e) “Common Shares” means common shares, par value $0.01, of the Company.

(f) “Company” shall have the meaning set forth in the preamble.

(g) “Competitive Activity” shall have the meaning set forth in Section 3.1.

(h) “Effective Date” means the date of the closing of the initial public offering of the Company’s shares.

(i) “Livanos Entities” shall have the meaning set forth in the preamble.

(j) “LNG” means liquefied natural gas.

(k) “LNG Vessel” means any ocean-going vessel (including any newbuilding vessel under construction or on order to be constructed) that is intended to be used primarily to transport LNG.

(l) “Lock-Up Period” shall have the meaning set forth in Section 4.1.

(m) “Non-Competition Period” shall have the meaning set forth in Section 3.1.

(n) “P. Livanos” shall have the meaning set forth in the preamble.

                    SECTION 1.2. The headings of this Agreement are for ease of reference and do not limit or otherwise affect the meaning hereof.

                    SECTION 1.3. All the terms of this Agreement, whether or not so expressed, shall be binding upon the parties hereto and their respective successors and assigns.

                    SECTION 1.4. Unless the context otherwise requires, words in the singular include the plural and vice versa.

ARTICLE II

                    ACKNOWLEDGEMENT AND REPRESENTATION

                    SECTION 2.1. Each of P. Livanos and Blenheim hereby represents and warrants that as of the date of this Agreement, (a) Blenheim is the record holder of [     ] Common Shares, and after giving effect to the Company’s initial public offering and concurrent private placement, such shares represent [     ]% of the issued and outstanding share capital of the Company, or [     ]% if the underwriters’ option to purchase additional shares is exercised in full, and (b) P. Livanos owns at least 77.5% of the issued and outstanding share capital of Blenheim.

ARTICLE III

NON-COMPETITION

                    SECTION 3.1. During the period commencing on the Effective Date and ending when P. Livanos ceases to beneficially own 20% or more of the issued and outstanding share capital of the Company (such period, the “Non-Competition Period”), subject to Section 3.2 hereof, P. Livanos shall be prohibited from directly or indirectly owning, operating or managing LNG Vessels (each, a “Competitive Activity”), other than pursuant to his involvement with the Company and its subsidiaries.

                    SECTION 3.2. Notwithstanding the foregoing, P. Livanos may engage in the following activities:

                    (a) passive ownership of minority interests (i) in any business that is not primarily engaged in a Competitive Activity or (ii) constituting less than 5% of any publicly listed company; and

                    (b) non-passive participation in a business that acquires an interest in a Competitive Activity; provided that as promptly as reasonably practicable, either (i) the business enters into an agreement to dispose of the Competitive Activity and such disposition is completed within a reasonable time or (ii) P. Livanos’ participation is changed so as to satisfy the requirements of Section 3.2(a).

                    SECTION 3.3. For the avoidance of doubt, nothing in this Agreement shall be construed to restrict the ability of any Livanos Entity to acquire, invest in, own, operate, manage or charter any vessel other than LNG Vessels or to engage in any activity that is not a Competitive Activity. In addition, this Article III shall not apply to transactions by independent fund managers not acting under the direction or control of a Livanos Entity.

                    SECTION 3.4. In the event of an inadvertent violation of the terms of this Article III, P. Livanos shall not be deemed not to be in breach of this Agreement if he shall, as promptly as practicable, take such reasonable steps as are necessary to remedy such inadvertent violation.

ARTICLE IV

SUPPLEMENTAL SHARE LOCK-UP

                    SECTION 4.1. During the period commencing on the Effective Date and ending eighteen months following the Effective Date (such period, the “Lock-Up Period”), subject to Sections 4.2 and 4.3 hereof, the Livanos Entities shall not, directly or indirectly, offer, sell, contract to sell, grant any option to purchase, make any short sale or enter into any similar disposition of any Common Shares that, as of the date of this Agreement, are owned by P. Livanos or Blenheim.

                    SECTION 4.2. Notwithstanding the foregoing, the Livanos Entities may dispose of Common Shares during the Lock-Up Period in the following circumstances:

                    (a) pursuant to any sale or transfer of Common Shares by Blenheim to its shareholders (including any division of the ownership interests in Blenheim of P. Livanos and members of the Radziwill family); provided that the transferee or transferees agree in writing to be bound by the terms of this Article IV;

                    (b) pursuant to any private sale of direct or indirect interests in the Common Shares to a strategic investor in the Company; provided that the strategic investor agrees in writing to be bound by the terms of this Article IV;

                    (c) in connection with any sale or transfer that would result in a Change in Control of the Company; provided that such Change in Control has been approved by the Board of Directors; and

                    (d) in transactions relating to Common Shares acquired following the Effective Date.

                    SECTION 4.3. Notwithstanding anything in Section 4.1 to the contrary, the Lock-Up Period shall terminate as to any person that ceases to beneficially own (or does not beneficially own) 20% or more of the issued and outstanding share capital of the Company.

                    SECTION 4.4. During the Lock-Up Period, the Livanos Entities shall be prohibited from exercising any rights they may have to require the Company to file a registration statement pursuant to the Registration Rights Agreement entered into on the Effective Date, without obtaining the prior consent of the Board of Directors.

                    SECTION 4.5. For the avoidance of doubt, nothing in this Agreement shall be construed to modify, restrict or amend the terms of the lock-up agreement entered into on the Effective Date by P. Livanos with Goldman, Sachs & Co. and Citigroup Global Markets Inc. in connection with the initial public offering of the Company’s shares, nor shall it be construed to modify, restrict or amend the terms of any lock-up agreements the Livanos Entities may enter into in connection with any subsequent securities offerings by the Company.

ARTICLE V

NOTICES

                    SECTION 5.1. All notices, consents and other communications hereunder shall be in writing, sent either by prepaid registered mail or facsimile, and will be validly given if delivered to a party at its respective address set forth below:

GasLog Ltd.
c/o GasLog Monaco S.A.M.
Gildo Pastor Center
7 Rue du Gabian
MC 98000, Monaco
Attention: Chief Executive Officer
Facsimile: +377 97 97 51 24

Peter G. Livanos
GasLog Ltd.c/o GasLog Monaco S.A.M.
Gildo Pastor Center
7 Rue du Gabian
MC 98000, Monaco
Attention: Peter G. Livanos
Facsimile: +377 97 97 51 24

Blenheim Holdings Ltd.
Clarendon House
2 Church Street
Hamilton HM 11
Bermuda
Attention: Peter G. Livanos
Facsimile:

ARTICLE VI

APPLICABLE LAW AND JURISDICTION

                    SECTION 6.1. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO CONFLICT OF LAWS PRINCIPLES THEREOF).

                    SECTION 6.2. With respect to any suit, action or proceeding arising out of or relating to this Agreement each of the parties hereto hereby irrevocably submits to the exclusive jurisdiction of the United States District Court for the Southern District of New York or if such suit, action or proceeding may not be brought in such court for jurisdictional reasons, in the Supreme Court of the State of New York, New York County and waives any objection to venue being laid in such courts whether based on the grounds of forum non conveniens or otherwise and hereby agrees not to commence any such suit, action or proceeding other than before one of such courts.

                    SECTION 6.3. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY, TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW THAT CANNOT BE WAIVED, WAIVES, AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE) ANY RIGHT

TO TRIAL BY JURY IN ANY ACTION ARISING IN WHOLE OR IN PART UNDER OR IN CONNECTION WITH THIS AGREEMENT. ANY PROCEEDING WHATSOEVER BETWEEN THE PARTIES RELATING TO THIS AGREEMENT WILL INSTEAD BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.

ARTICLE VII

MISCELLANEOUS

                    SECTION 7.1. This Agreement constitutes the sole understanding and agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements or understandings, written or oral, with respect thereto. This Agreement may not be amended, waived or discharged except by an instrument in writing executed by the party against whom enforcement of such amendment, waiver or discharge is sought.

                    SECTION 7.2. It is the desire and intent of the parties hereto that the provisions of this Agreement be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular provision of this Agreement is adjudicated to be invalid or unenforceable, such provision will be deemed amended to delete therefrom the portion thus adjudicated as invalid or unenforceable, such deletion to apply only with respect to the operation of such provision in the particular jurisdiction in which such adjudications is made. Upon such determination that any term or provision is invalid or unenforceable, the remaining provisions of this Agreement shall be interpreted so as to effect the original intent of the parties as closely as possible.

                    SECTION 7.3. No party shall have the right to assign its rights or obligations under this Agreement without the consent of the other parties hereto.

                    SECTION 7.4. This Agreement may be executed in one or more written counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

[Remainder of page intentionally left blank.]

                    IN WITNESS whereof the undersigned have executed this Agreement as of the date first above written.

GASLOG LTD.

By:

Name:
Title:

PETER G. LIVANOS

BLENHEIM HOLDINGS LTD.

By:

Name:
Title:

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